                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )


Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, For Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           JONES PHARMA INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount of which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

5) Total fee paid:

--------------------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)  Amount previously paid:
                                ---------------------------------------------

     2)  Form, Schedule or Registration Statement no.:
                                                      -----------------------

     3)  Filing Party:
                      -------------------------------------------------------

     4)  Date Filed:
                    ---------------------------------------------------------

                            JONES PHARMA INCORPORATED
                                 1945 CRAIG ROAD
                                 P.O. BOX 46903
                            ST. LOUIS, MISSOURI 63146


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 17, 1999

     NOTICE IS HEREBY GIVEN to holders of the Common Stock, $.04 per share ("Common Stock"), of JONES PHARMA INCORPORATED (formerly known as "Jones Medical Industries, Inc."), a Delaware corporation ("Company"), that the Annual Meeting of Shareholders of the Company will be held in the Amphitheater at the Ritz-Carlton Hotel, 100 Carondelet Plaza, Clayton, Missouri, on Monday, May 17, 1999, at 3:30 P.M., local time, and at any adjournment or postponement thereof, to consider and act upon the following matters as more fully described in the Proxy Statement:

         (1) The election of directors of the Company to serve for a term of one year; and

         (2) Such other matters as may properly come before the meeting or any adjournment or postponement thereof.

Only holders of record of Common Stock at the close of business on April 2, 1999, are entitled to vote at this meeting or any adjournment or postponement thereof.

     The Board of Directors cordially invites you to attend this meeting. Whether or not you plan to attend this meeting, PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON, EVEN THOUGH YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                                   By Order of the Board of Directors



                                   JUDITH A. JONES
                                   Secretary


April 2, 1999
St. Louis, Missouri

                            JONES PHARMA INCORPORATED
                                 1945 CRAIG ROAD
                                 P.O. BOX 46903
                            ST. LOUIS, MISSOURI 63146



                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 17, 1999


                             PURPOSE OF THE MEETING


         The Board of Directors of JONES PHARMA INCORPORATED (formerly known as "Jones Medical Industries, Inc."), a Delaware corporation ("Company"), furnishes this Proxy Statement and Annual Report ("Proxy Statement") in connection with the solicitation of proxies for use at the Company's Annual Meeting of Shareholders to be held on May 17, 1999, at 3:30 P.M., local time, in the Amphitheater at the Ritz-Carlton Hotel, 100 Carondelet Plaza, Clayton, Missouri and at any adjournment or postponement thereof ("Annual Meeting"), for the purposes set forth in the attached Notice of Annual Meeting of Shareholders and as further described in this Proxy Statement.

         The Board of Directors of the Company ("Board") is soliciting proxies in the form enclosed with respect to matters to be acted upon at the Annual Meeting ("Proxy"). This Proxy Statement and related form of Proxy are first being sent to shareholders of the Company on or about April 12, 1999.

         A shareholder of the Company may revoke a Proxy at any time before it is exercised by filing a written revocation or a duly executed Proxy bearing a later date with the Secretary of the Company, either prior to or at the Annual Meeting. If a Proxy is properly executed and returned, the shares represented by that Proxy will be voted in accordance with the instructions specified on the Proxy, or if no contrary instructions are specified, the shares will be voted in favor of the election of all of the nominees for director. Abstentions and broker non-votes are counted as shares present for determining if there are sufficient shares present to hold the meeting; however, they are not counted as votes "for" or "against" any item. Representatives of UMB Bank, N.A. will count the votes.

         The Company anticipates that it will solicit Proxies primarily by mail, although directors, officers and employees of the Company (who will not receive any additional remuneration for such solicitation) may solicit Proxies by letter, personal interview and telephone. The Company will bear the total expense of the solicitation of Proxies and requests that brokers, nominees, fiduciaries and other custodians forward soliciting material to the beneficial owners of shares. The Company will reimburse such parties for their reasonable expenses incurred in forwarding such soliciting material.

         As of the date of this Proxy Statement, the Board does not know of any matters which may come before the Annual Meeting other than those which are discussed in this Proxy Statement. If any other matters properly come before the Annual Meeting, the Proxy holders will vote the shares represented by those Proxies in accordance with their best judgment on such matters.

                         SHAREHOLDERS ENTITLED TO VOTE,
                   RECORD DATE AND VOTES REQUIRED FOR APPROVAL

         The Company is authorized to issue 75,000,000 shares of common stock, $.04 par value per share ("Common Stock") and 5,000,000 shares of preferred stock, $.01 par value per share, issuable in series. In accordance with the Company's Bylaws, the Board established April 2, 1999 as the record date for the determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting ("Record Date"). As of the Record Date, there were 28,813,769 shares of Common Stock issued and outstanding representing all of the shares entitled to notice of and to vote at the Annual Meeting.

         The holders of a majority of the outstanding shares of Common Stock, present either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Each shareholder is entitled to one vote for each share of Common Stock held by that shareholder on the Record Date. There is no cumulative voting with respect to the election of directors. Therefore, the vote of a majority of the shares of Common Stock present at the Annual Meeting either in person or by proxy, voting together, will be required for the election of each director.

                               BOARD OF DIRECTORS

         The Company's Amended and Restated Certificate of Incorporation provides for a Board constituted of not less than three (3) nor more than nine
(9) directors. The Company's Bylaws currently fix the number of directors at nine (9). The directors elected at the Annual Meeting will serve a one-year term and until their successors have been duly elected and shall have qualified. Directors appointed by the Board to fill vacancies or newly created directorships serve for the remainder of the term of the directorship which is vacant or the newly created directorship. From time to time, the Board determines the size of the Board within the foregoing range.

         The Board held four (4) meetings during the fiscal year ended December 31, 1998. The Board also acted by unanimous written consent on three (3) occasions during 1998. The committees of the Board and the number of meetings held by each committee in 1998 were:

                                                 NUMBER OF MEETINGS
                 COMMITTEE NAME                   HELD DURING 1998
                 --------------                   ----------------

                Audit Committee                          1

             Compensation Committee                      1

         The Company has no standing nominating committee of the Board or committees performing similar functions.

         Audit Committee. Stanley L. Lopata, Thomas F. Patton and Judith A. Jones were elected as members of the Company's audit committee for the fiscal year ended December 31, 1998, with Dr. Patton serving as Chairman. The audit committee acts as a liaison between the Board and the Company's independent auditors and reviews the results of the audit, the Company's internal controls, the audit procedures, and the independent auditor's recommendations to management.

         Compensation Committee. Stanley L. Lopata, Thomas F. Patton and Edward
A. Chod were elected as members of the Company's compensation committee for the fiscal year ended December 31, 1998, with Mr. Chod serving as Chairman. The compensation committee has administered the Company's 1989 Incentive Stock Option Plan, 1994 Incentive Stock Plan and 1997 Incentive Stock Plan and advises the Company's chief executive officer with respect to executive compensation matters.

         The following biographies and other information indicate the principal occupation or employment for the past five years, the age, and the year first elected as director with respect to each nominee to become a director.


                                                                                                          DIRECTOR
       NAME                    AGE                              BIOGRAPHY                                  SINCE
       ----                    ---                              ---------                                  -----

Dennis M. Jones(1)              60    Chairman of the Board, President and Chief Executive Officer          1981
                                      since he founded the Company in March 1981. Mr. Jones has been involved primarily in the pharmaceutical industry since 1964 in various marketing, management and administrative positions.

Judith A. Jones(1)              58    Secretary and Treasurer of the Company since April 1982.              1981
                                      Effective July 1, 1998, Mrs. Jones became the Executive Vice
                                      President of Corporate Affairs.  Mrs. Jones served as Vice
                                      President of the Company from March 1985 to February  1994 and has been an Executive Vice President of the Company since
                                      February 1994.

Michael T. Bramblett            56    Effective July 1, 1998, Mr. Bramblett became the Executive Vice       1987
                                      President of Business Development. From February 1994 to July
                                      1998, he served as an Executive Vice President of the Company and from January 1991 to February 1994, he served as Vice President -
                                      Marketing of the Company.

G. Andrew Franz(2)              46    Effective July 1, 1998, Mr. Franz became the Executive Vice           1994
                                      President of  Operations. From February 1994 to July 1998, he
                                      served as  Senior  Vice  President-Operations-Pharmaceuticals  of
                                      the Company. Mr. Franz has also served as the Vice
                                      President-Operations of JMI-Canton since the facility was acquired in March 1984.

David A. McLaughlin             51    Effective July 1, 1998, Mr. McLaughlin became Senior Vice             1994
                                      President of Operations. From February 1994 to July 1998, he
                                      served as Senior Vice President-Operations-Nutritionals of the
                                      Company. Mr. McLaughlin has also served in various management and executive capacities with the Company since 1986.

Stanley L. Lopata(3)            84    President of Lopata Research and Development Corp. since 1988.        1988
                                      Prior to 1988, Mr. Lopata was the Chairman of the Board of
                                      Directors and Chief Executive Officer of Carboline Corporation,
                                      a manufacturer of specialty paint and coating products, from 1960 through 1988.

L. John Polite, Jr.             77    Chairman of Peridot (New Jersey) Chemicals, Inc. since December       1989
                                      1989. Mr. Polite was the Chairman of the Board, President and
                                      Chief Executive Officer of Essex Chemical Corporation from April
                                      1978 to October 1988.  Mr. Polite also serves as a director of
                                      Rotonics Manufacturing, Inc., a manufacturer of plastic containers for commercial, pharmaceutical, refuse, marine, health care and residential applications.

Thomas F. Patton, Ph.D.         50    President of the St. Louis College of Pharmacy since June 1994.       1995
                                      From April 1993 until January 1994 and from January 1994 until
                                      May 1994, Dr. Patton served as Executive Director of Pharmaceutical
                                      Research and Development and as Vice President of Pharmaceutical
                                      Research and Development, respectively, at Dupont-Merck
                                      Pharmaceutical Co., a pharmaceutical company. Dr. Patton also serves as a director of D&K Healthcare Resources, Inc., a drug wholesaler.



                                                                                                          DIRECTOR
       NAME                    AGE                              BIOGRAPHY                                  SINCE
       ----                    ---                              ---------                                  -----
Edward A. Chod                  45    Officer and shareholder in the law firm of Greensfelder, Hemker       1991
                                      & Gale, P.C. which he joined in 1978 and which has served as counsel to the Company since 1982. Mr. Chod also serves as the
                                      Assistant Secretary of the Company.

J. Hord Armstrong, III          57    Chairman and Chief Executive Officer of D&K Healthcare Resources,     Nominee
                                      Inc., a drug wholesaler, since he founded it in 1987.

(1) Dennis M. Jones and Judith A. Jones are husband and wife.

(2) G. Andrew Franz is the son-in-law of Dennis M. Jones and Judith A. Jones.

(3) Stanley L. Lopata will retire at the close of the Company's 1999 Annual Meeting. Mr. Armstrong has been nominated by the Company to fill Mr. Lopata's seat.


         No employee who is a director receives a director's fee for services rendered as a director. However, each non-employee director receives reimbursement for any expenses incurred in his capacity as a director of the Company and $4,000 per meeting of the Board of Directors attended by such non-employee director, subject to a minimum (as of December 31, 1998) of $10,000 per year. In addition, non-employee directors who are members of the Company's compensation committee receive $500 per meeting of the compensation committee attended by such non-employee directors. Finally, as set forth in the table below, the present non-employee directors of the Company have been granted stock options pursuant to the Company's 1994 Formula Stock Option Plan for Non-Management Directors ("FSO Plan").


                              Date of         No. of            Per Share           Initial
           Name                Grant      Options Granted    Exercise Price      Exercise Date     Expiration Date
           ----                -----      ---------------    --------------      -------------     ---------------

Stanley L. Lopata              6/1/94         11,250             $ 4.67             6/1/94             6/1/99

Stanley L. Lopata              7/1/98         11,250*            $33.125            5/1/99             5/1/04*

L. John Polite, Jr.            6/1/94         11,250             $ 4.67             6/1/94             6/1/99

L. John Polite, Jr.            7/1/98         11,250             $33.125            5/1/99             5/1/04

Edward A. Chod                 6/1/94         11,250             $ 4.67             5/1/95             5/1/00

Thomas F. Patton               6/1/95         11,250             $ 4.45             5/1/96             5/1/01

* Due to Mr. Lopata's retirement from the Board of Directors, only the initial installment of 2,250 shares will become exercisable and such options must be exercised, if at all, on or prior to June 17, 1999.

         No additional options may be granted under the FSO Plan after May 31, 1999. Due to forthcoming changes in accounting for options granted to non-employees, the Company is reviewing compensation to outside directors.

              SECURITY OWNERSHIP OF DIRECTORS, NAMED EXECUTIVES AND
                 ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP

         The following table sets forth information regarding the record and beneficial ownership of the Common Stock of the Company on the indicated date by: (i) each director or nominee for director and the Named Executives (as such term is defined below in "Executive Compensation -- Summary Compensation Table") of the Company; and (ii) all directors or nominees for director and executive officers of the Company as a group:


                                                         BENEFICIAL OWNERSHIP AS OF FEBRUARY 26, 1999


           Name and Address of                                                            Percentage of Shares
           Beneficial Owner (1)                  Shares Beneficially Owned (2)           Beneficially Owned (3)
           --------------------                  -----------------------------           ----------------------

Dennis M. Jones                                           3,356,365 (4)(5)                        11.5%
Chairman of the Board of Directors
   and President

Judith A. Jones                                           1,101,937 (6)                            3.8%
Executive Vice President of Corporate
   Affairs, Secretary, Treasurer and
   Director

Michael T. Bramblett                                        155,726 (7)(8)                         0.5%
Executive Vice President of Business
   Development and Director

G. Andrew Franz                                             372,252 (9)                            1.3%
Executive Vice President of Operations
   and Director

David A. McLaughlin                                         113,000 (10)                            *
Senior Vice President of Operations
   and Director

Stanley Lopata                                              169,760 (11)                           0.6%
Director
900 South Hanley Road
St. Louis, Missouri 63105

L. John Polite, Jr.                                          39,250 (12)                            *
Director
211 Oldwoods Road
Franklin Lakes, New Jersey 07417

Edward A. Chod                                               26,825 (13)                            *
Director
10 South Broadway, Suite 2000
St. Louis, Missouri 63102

Thomas F. Patton, Ph.D.                                       9,000 (14)                            *
Director
4588 Parkview Place
St. Louis, Missouri 63110

J. Hord Armstrong, III                                          - 0-                                N/A
Nominee for Director
800 Maryland Avenue
St. Louis, Missouri 63105

All Directors and Executive Officers                      5,357,615 (15)                          18.3%
   as a Group
(consisting of twelve persons)

*  Less than one-half of one percent.


(1) Except as otherwise indicated, the address for each individual named is c/o JONES PHARMA INCORPORATED, 1945 Craig Road, St. Louis, Missouri 63146. Each beneficial owner has sole voting and investment power with respect to the shares of Common Stock shown as beneficially owned except that an individual may be deemed to have only indirect shared voting and investment power with respect to shares held by the individual's spouse as reflected in other footnotes.

(2) Includes shares deemed owned as a result of purchase options which are presently or will become exercisable on or prior to June 1, 1999.

(3) The number of shares of Common Stock deemed outstanding as of February 26, 1999 includes: (i) 28,810,069 shares of Common Stock outstanding as of such date, and (ii) shares of Common Stock issuable pursuant to options held by the directors and executive officers that are currently exercisable or will become exercisable on or before June 1, 1999, by the person or group in question.

(4) Includes 324,000 shares under option rights issued by the Company and held by Mr. Jones. Does not include 1,101,937 shares or options held by his spouse, Judith A. Jones, with respect to which he disclaims beneficial ownership.

(5) As a result of call options written and sold by Mr. Jones, an aggregate of 200,000 of the shares reflected as owned by him are subject to purchase by third parties at $32.50 per share under option rights expiring on June 18, 1999.

(6) Includes 81,000 shares under option rights issued by the Company and held by Mrs. Jones. Does not include 3,356,365 shares or options held by her spouse, Dennis M. Jones, with respect to which she disclaims beneficial ownership.

(7) Includes 18,461 shares held by Mr. Bramblett's wife with respect to which he disclaims beneficial ownership. Also includes 27,000 shares under option rights issued by the Company.

(8) As a result of call options written and sold by Mr. Bramblett, an aggregate of: (i) 20,000 of the shares reflected as owned by him were subject to purchase by third parties at $35 per share under option rights expiring March 19, 1999; and (ii) 20,000 of the shares reflected as owned by him are subject to purchase by third parties at $32.50 per share under option rights expiring June 18, 1999.

(9) Includes 166,165 shares owned by Mr. Franz' wife, 42,840 shares held by his spouse as custodian for their children, 27,886 shares held by his wife as a co-trustee for the benefit of the Franz' children and 13,943 shares held by his wife as a co-trustee for the benefit of her nephew. Mr. Franz disclaims beneficial ownership of all of the shares held by his wife. Also includes 11,250 shares under option rights issued by the Company.

(10) As a result of call options written and sold by Mr. McLaughlin, an aggregate of 20,000 of the shares reflected as owned by him are subject to purchase by third parties at $35.00 per share under option rights expiring June 18, 1999.

(11) Includes 64,950 shares held in revocable trust created by Mr. Lopata's wife and with respect to which he disclaims beneficial ownership. Also includes 2,250 shares under vested and unexercised options. Mr. Lopata will retire at the close of the Company's 1999 Annual Meeting.

(12)   Includes 13,500 shares under option rights issued by the Company.

(13)   Includes 11,250 shares under option rights issued by the Company.

(14)   Includes 9,000 shares under option rights issued by the Company.

(15) Includes the shares listed as beneficially owned for each individual included in the table as well as (i) 10,000 shares under option rights issued by the Company and held by Tina A. Kaufman, Senior Vice President of Finance; and (ii) 3,500 shares under option rights issued by the Company and held by Thomas G. Lewandowski, Senior Vice President of Sales.

                        COMPLIANCE WITH SECTION 16(A) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Section 16(a) of the under the Securities Exchange Act of 1934, as amended ("Exchange Act"), requires the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the United States Securities and Exchange Commission ("SEC"). Directors, officers and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

       To the Company's knowledge, based solely on review of the copies of such forms received by the Company and written representations from certain reporting persons that no Forms 5 or other reports were required for those persons, the Company believes that, during the fiscal year ended December 31, 1998, its directors, officers and greater than 10% beneficial owners complied with all applicable filing requirements except as follows: Michael T. Bramblett, Executive Vice President of Business Development, and G. Andrew Franz, Executive Vice President of Operations, each filed a Form 4, one month late, with respect to the expiration of call options they each wrote and sold in 1997.


                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                         OWNERS AS OF DECEMBER 31, 1997

       As set forth above in the table reflecting security ownership of the Company's directors and executive officers, Dennis M. Jones and Judith A. Jones beneficially own an aggregate of 4,458,302 shares, or approximately 15.3% of the Company's outstanding Common Stock.

       Based upon filings with the SEC under the Exchange Act, the Company is advised that as of December 31, 1998, the following investment advisor held discretionary authority over accounts holding, in the aggregate, the indicated numbers of shares of the Company's Common Stock, in each case representing 5% or more of the then outstanding shares of Common Stock:

  NAME AND ADDRESS OF INVESTMENT ADVISOR                           SHARES
  --------------------------------------                           ------
AMVESCAP PLC                                                  3,211,100 (11.17%)
11 Devonshire Square
London EC2M 4YR
England

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

       The table below sets forth all compensation received in each of the three fiscal years ended December 31, 1998, 1997 and 1996 for services rendered in all capacities to the Company and its subsidiaries by the Chief Executive Officer and the other four (4) highest-compensated Executive Officers of the Company during the fiscal year ended December 31, 1998 (the "Named Executives").



                                                      Annual Compensation           Long-Term
                                        ------------------------------------------  ---------
                                                                                   Compensation
                                                                                   ------------

                                                                                      Awards
                                                                                      ------

                                                                                    Securities
                                                                                    ----------
                                                                    Other Annual    Underlying       All Other
                                                                    ------------    ----------       ---------
Name and Principal Position   Year       Salary        Bonus      Compensation (1)    Options      Compensation
---------------------------   ----       ------        -----      ----------------    -------      ------------

Dennis M. Jones, Chairman     1998      $510,780      $100,000          0                0           $32,114(2)
of the Board, Director and
President and Chief           1997      $400,000        0               0                0           $29,864(2)
Executive Officer
                              1996      $360,000      $100,000          0             540,000        $17,599(2)
---------------------------------------------------------------------------------------------------------------

Judith A. Jones, Director,    1998      $251,575       $75,000          0                0           $14,812(3)
Executive Vice President
of Corporate Affairs,         1997      $220,000       $30,000          0                0           $ 9,500(3)
Secretary and Treasurer
                              1996      $180,000       $50,000          0             135,000        $ 7,518(3)
---------------------------------------------------------------------------------------------------------------
Michael T. Bramblett,         1998      $251,070       $75,000          0                0           $10,000(4)
Director and Executive
Vice President of Business    1997      $220,000       $30,000          0                0            $9,500(4)
Development
                              1996      $180,000       $50,000          0             63,000          $7,500(4)
---------------------------------------------------------------------------------------------------------------
G. Andrew  Franz, Director    1998      $223,228       $75,000          0             50,000         $10,000(4)
and Executive Vice
President of Operations       1997      $175,000       $25,000          0                0            $9,500(4)

                              1996      $144,000       $40,000          0                0            $7,500(4)
---------------------------------------------------------------------------------------------------------------
David A. McLaughlin,          1998      $202,948       $50,000          0             25,000         $10,000(4)
Director and Senior Vice
President of Operations       1997      $175,000       $25,000          0                0            $9,500(4)

                              1996      $144,000       $40,000          0                0            $7,500(4)



(1) No Named Executive received Other Annual Compensation which is required to be reported in this column.

(2) Consists of a Company contribution to a 401(k) plan ($10,000 in 1998, $9,500 in 1997 and $7,500 in 1996) and the dollar value of premiums paid by the Company for a split-dollar life insurance policy on Mr. Jones, of which $22,114, $17,780 and $10,099 constituted his reportable economic benefit in the years 1998, 1997 and 1996, respectively. See "Certain Relationships and Related Transactions" for additional information concerning insurance relationships.

(3) Consists of a Company contribution to a 401(k) plan ($10,000 in 1998, $9,500 in 1997 and $4,375 in 1996) and the dollar value of premiums paid by the Company for a split-dollar life insurance policy on Mrs. Jones, of which $4,812, $4,603 and $3,143 constituted her reportable economic benefit in the years 1998, 1997 and 1996, respectively. See "Certain Relationships and Related Transactions" for additional information concerning insurance relationships.

(4)    Consists of a Company contribution to a 401(k) plan.

STOCK OPTIONS AND INCENTIVE AWARDS

       Shareholders of the Company have approved the adoption of stock option and incentive stock plans which are administered by the Compensation Committee of the Board of Directors of the Company. At December 31, 1998, the Company had outstanding stock options for an aggregate of 1,963,301 shares of Common Stock at a weighted average price of $18.38 per share held by 216 employees (including the options held by the Named Executives as described below) and the four (4) non-management directors. The Company's stock option plans permit "exchange exercises" in which an optionee is permitted to pay the exercise price of vested options by surrendering previously owned shares of the Company's Common Stock having a market value equal to the exercise price of the option being exercised.

       Option/SAR Grants. Although permitted under certain of the stock option and incentive stock plans, the Company did not issue or have outstanding in 1998 stock appreciation rights ("SARs") or restricted share grants to any Named Executive. During 1998, the Company granted stock options to the Named Executives as set forth in the table below.


                                                 Individual Grants
                                --------------------------------------------------

                                             Percent of
                                            Total Shares                               Potential Realizable Value at
                                Number of    Underlying                                    Assumed Annual Rates of
                                  Shares       Shares                                           Stock Price
                                Underlying     Granted      Per Share                           Appreciation
                                 Options    to Employees     Exercise   Expiration     ---------------------------
       Name                      Granted      in 1998         Price        Date           5%                 10%
-------------------             ----------  ------------    ---------   ----------     --------           --------

G. Andrew Franz                  28,110(1)      4.1%         $20.00      9/1/2004      $228,872           $483,570

G. Andrew Franz                  21,890(2)      3.2%         $21.00      9/1/2004      $156,339           $354,679

David A. McLaughlin              25,000(3)      3.6%         $20.00     10/8/2004      $203,550           $430,070

(1) These options granted to Mr. Franz represent non-statutory options. 7,150 shares underlying the non-statutory options become exercisable on September 1, 1999 with 5,240 share installments becoming exercisable on September 1, 2000 and each year thereafter through 2003.

(2) These options granted to Mr. Franz are intended to qualify as "incentive stock options" for federal income tax purposes. 2,850 shares underlying the incentive stock options become exercisable September 1, 1999 with 4,760 share installments becoming exercisable on September 1, 2000 and each year thereafter through 2003.

(3) The non-statutory options granted to Mr. McLaughlin become exercisable in 5,000 share installments on October 8, 1999 and each year thereafter through 2003.


       Aggregate Option Exercises during 1998 and Year End Option Values. The following table provides information with respect to the stock options exercised during the fiscal year ended December 31, 1998 and the value as of December 31, 1998 of unexercised in-the-money options held by the Named Executives. The value realized on the exercise of options is calculated using the difference between the option exercise price and the fair market value of the Company's stock on the date of the exercise. The value of unexercised in-the-money options at fiscal year end is calculated using the difference between the option exercise price and the fair market value of the Company's stock at fiscal year end, December 31, 1998.


                                                                                             Value of
                                                              Number of                Unexercised In-the-
                            Shares                       Unexercised Options             Money Options at
                           Acquired       Value         at December 31, 1998            December 31, 1998
                         on Exercise    Realized                 (#)                           ($)
            Name             (#)          ($)         Exercisable/Unexercisable     Exercisable/Unexercisable
         ----------      -----------    --------      -------------------------     -------------------------
Dennis M. Jones               0         $   0              216,000/324,000            $5,579,280/$8,368,920

Judith A. Jones               0         $   0               54,000/81,000             $1,394,820/$2,092,230

Michael T. Bramblett          0         $   0               18,000/45,000              $464,940/$1,162,350

G. Andrew Franz             11,250      $409,950            11,250/61,250              $370,575/$1,173,685

David A. McLaughlin         22,500      $637,088               0/36,250                     $0/$783,075


         Employee Profit-Sharing and 401(k) Plan. The Company maintains an Employee Profit-Sharing and 401(k) Plan (the "401(k) Plan") which was originally adopted as of January 1, 1987. The 401(k) Plan provides employees with a convenient way to save on a regular and long-term basis and encourages employees to make and continue careers with the Company.

         To become eligible to participate in the 401(k) Plan, an employee must have completed six months of service and have reached his or her eighteenth birthday ("Eligible Employee"). Pursuant to the 401(k) Plan, an Eligible Employee who participates ("Participant") may direct that a portion of his or her compensation be contributed to the 401(k) Plan ("Elective Contributions"). Elective Contributions are treated as salary deferrals for federal income tax purposes and under current federal tax law may not exceed $10,000 per year. The amount of a Participant's Elective Contribution may also be limited under the Employee Retirement Income Security Act in the case of highly-compensated individuals, including the Named Executives. Participants are not allowed to make any voluntary contributions to the 401(k) Plan, other than their Elective Contributions.

         Each year the Company may make contributions to match all or a portion of Participants' Elective Contributions. The Company set the matching contribution at six percent of Participants' compensation in 1998 and 1997, and at five percent of Participants' compensation in 1996. In addition to matching contributions, the Company may make a discretionary contribution which is allocated among Participants' Accounts in proportion to compensation. No discretionary contributions have been made in the last three years. The Company's matching and discretionary contributions are collectively called "Company Contributions".

         A Participant's Account under the 401(k) Plan consists of the Participant's Elective Contributions, the Company Contributions allocated to the Participant and the earnings or investment performance arising from investment of such funds. Generally a Participant may not make withdrawals from his 401(k) Plan Account prior to age 59 1/2, retirement, termination of employment, or other conditions specified in the 401(k) Plan without incurring tax penalties, although the Plan permits a Participant to borrow up to 50% of his Elective Contributions in certain hardship circumstances as provided in the Plan. Elective Contributions are always 100% vested, however, Company Contributions are subject to a vesting schedule described below.

           Years of Service                              Vested Percentage
           ----------------                              -----------------
                2 ...............................................20%
                3................................................40%
                4................................................60%
                5................................................80%
                6...............................................100%

Any unvested portion of Company Contributions allocated to a Participant at the time of such Participant's termination of employment with the Company, other than by retirement or death, is forfeited by the Participant. Forfeitures of discretionary Company Contributions will be allocated to the accounts of other Participants. Forfeitures of matching contributions are allocated in proportion to matching contributions.

         As of January 1, 1998, the Company had approximately 340 Eligible Employees, including the Named Executives (Dennis M. Jones, Judith A. Jones, Michael T. Bramblett, G. Andrew Franz and David A. McLaughlin). During 1998, the Company made matching contributions to the 401(k) Plan aggregating $50,000 to the accounts of the Named Executives and total matching contributions of $690,971 to all Participants' Accounts.

         Participants in the 401(k) Plan may direct investment of amounts allocated to their respective accounts among various investment funds selected by the Plan Administrator. Prior to January 1, 1997, investment of funds in the 401(k) was directed by the Trustees of the 401(k) Plan and a portion of Company Contributions was, from time to time, invested in shares of the Common Stock of the Company. The investment funds currently available under the 401(k) Plan do not include a fund for investment in the Company's Common Stock for either Elective Contributions or Company Contributions.

         The Company is the 401(k) Plan Administrator and currently pays all expenses of the 401(k) Plan other than audit fees, which are paid by the 401(k) Plan. The Company has appointed Dennis M. Jones, Judith A. Jones and G. Andrew Franz as Trustees of the 401(k) Plan and Smith Barney Corporate Trust Company is an additional trustee with respect to the investment funds available to Participants. The 401(k) Plan may be modified by the officers of the Company at any time, provided that the aggregate additional annual cost to the Company of any such modification does not exceed $500,000 and provided further that no modification shall adversely affect the rights of the Participants or divert any of the 401(k) Plan assets to purposes other than the benefit of the Participants.

                     REPORT OF THE COMPENSATION COMMITTEE ON
                             EXECUTIVE COMPENSATION

         The Company has established a compensation committee of the Board which serves in an advisory capacity to Dennis M. Jones, the President and Chief Executive Officer of the Company, with respect to compensation decisions concerning the Company's executive officers. The compensation committee has administered the Company's 1989 Incentive Stock Option Plan, 1994 Incentive Stock Plan and 1997 Incentive Stock Plan.

COMPENSATION POLICIES

         The guiding principle of the Company is to establish a compensation program which aligns executive compensation with Company objectives and business strategies as well as financial and operational performance. In keeping with this principle, the Company seeks to:

         (1) Attract and retain qualified executives who will play a significant role in, and be committed to, the achievement of the Company's long-term goals.

         (2) Reward executives for strategic management and the long-term maximization of shareholder value.

         (3) Create a performance-oriented environment that rewards performance with respect to the financial and operational goals of the Company.

         An executive officer's performance is reviewed in such areas as quality and quantity of work, job and professional knowledge, decision making and business judgment, initiative, analytical skills, communication skills, interpersonal skills, organizational skills, commercial skills, profit and loss sensitivity, creativity and leadership.

         Executive compensation consists of both cash and equity-based compensation. Cash compensation is comprised of base salary and bonus. Base salary is determined with reference to market norms. Bonus compensation is tied to the Company's success in achieving financial and non-financial performance goals and an executive's success in attaining personal performance goals. Equity-based compensation is comprised primarily of stock option grants. In establishing equity-based compensation, the Company places particular emphasis on the achievement of the Company's long-term performance goals. The Company believes that equity-based compensation closely aligns the economic interest of the Company's executive officers with the economic interests of the Company's shareholders.

CHIEF EXECUTIVE OFFICER

         In establishing Mr. Jones' compensation, the factors described above are taken into account, as well as the shareholder value which Mr. Jones has played an instrumental role in creating since the founding of the Company. Mr. Jones has spearheaded the Company's growth strategy and has been the driving force behind the Company's success. The Company believes that Mr. Jones' base salary and bonus arrangement are well within industry norms and reflect his commitment to the Company's long-term success.

                             COMPENSATION COMMITTEE

                                Stanley L. Lopata
                                Thomas F. Patton
                                 Edward A. Chod

                     FIVE-YEAR SHAREHOLDER RETURN COMPARISON

         The Securities and Exchange Commission ("SEC") requires that the Company include in this Proxy Statement a line-graph presentation comparing cumulative, five-year shareholder returns on an indexed basis with a broad-based market index and either a nationally recognized industry standard or an index of peer companies selected by the Company. This performance comparison assumes $100 was invested on December 31, 1993, in the Company's Common Stock and in each of the indices shown and assumes reinvestment of dividends. The Company has selected the S & P Midcap 400 Index and the S & P Health Care (Drugs-Major Pharmaceuticals) Index for the purposes of this performance comparison. The companies included in the S & P Health Care (Drugs-Major Pharmaceuticals) Index are: Eli Lilly & Co., Merck & Co., Inc., Pfizer, Inc., Schering Plough Corp. and Pharmacia & Upjohn Company. The returns of each company with respect to the S & P Midcap 400 Index and the S & P Health Care (Drugs-Major Pharmaceuticals) Index have been weighted according to their respective stock market capitalizations.



                                                          TOTAL RETURN - DATA SUMMARY
                                                            CUMULATIVE TOTAL RETURN
                                                 ---------------------------------------------
                                                 12/93   12/94   12/95   12/96   12/97   12/98
JONES PHARMA INCORPORATED                         100      50     182     624     653     626
S&P MIDCAP 400                                    100      96     126     150     199     228
S&P HEALTH CARE (DRUGS-MAJOR PHARMACEUTICALS)     100     116     200     249     397     602

                              ELECTION OF DIRECTORS
                                (PROPOSAL NO. 1)

         Dennis M. Jones, Judith A. Jones, Michael T. Bramblett, G. Andrew Franz, David A. McLaughlin, L. John Polite, Jr., Edward A. Chod, Thomas F. Patton. Ph.D. and J. Hord Armstrong, III are nominees for election to membership on the Board for one year terms. In each instance, the directors are elected to serve until their successors shall have been duly elected and shall have qualified.

         Unless otherwise instructed, the Proxy holders will vote for the election of the nine nominees. Although the Company does not contemplate that any nominee will decline or be unable to serve as director, in either such event, the Proxies will be voted for such other person as may be designated by the Board.

           THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEES.


                        SELECTION OF INDEPENDENT AUDITORS

         The Board reappointed the accounting firm of Ernst & Young LLP ("Ernst & Young") as independent auditors for the Company for fiscal year 1999. Ernst & Young has served as the Company's independent auditors since December, 1985. Audit services performed by Ernst & Young during fiscal year 1998 consisted of the examination of annual financial statements of the Company and services related to filings with the Securities and Exchange Commission.

         A representative of Ernst & Young will be present at the Annual Meeting and will be given an opportunity to make a statement if he or she so desires and to respond to appropriate questions.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Life Insurance Relationships. Pursuant to agreements between the Company and the trustees of irrevocable insurance trusts, the Company pays the premiums associated with life insurance on the lives of Dennis M. Jones and Judith A. Jones as "split dollar" coverage. Under such agreements, the trusts own the policies and the Company pays the premiums on the policies. Upon the death of the insureds, or in the event of an earlier termination of the policies, the Company is entitled to recover the aggregate amount of the premiums paid and the Company hold security interests in such policies to the extent of premiums paid. The insurance trusts may terminate the "split-dollar" arrangement with respect to any policy at any time upon reimbursement to the Company of the aggregate amount of premiums paid with respect to such policy. As an inducement to the Company to provide such coverage under the policies issued in 1997 and 1998, Mr. and Mrs. Jones or certain beneficiaries of the insurance trusts have guaranteed to the Company that the Company will recover the full amount of premiums paid with respect to such policies. The Company is prohibited from borrowing against such policies without the consent of the insureds.

         During 1998 the aggregate face amount of such "split-dollar" insurance coverage was increased from $35,500,000 to $73,500,000 as the result of the purchase of a "second to die" policy on the lives of Mr. And Mrs. Jones. Aggregate premium expense during 1998 on such policies was #1,488,000; aggregate premium expense to December 31, 1998 on all such policies was $2,463,000.

         In addition to such "split-dollar" insurance, during 1998 the Company purchased "key employee" insurance policies on the joint lives of Mr. and Mrs. Jones in policies having an aggregate death benefit of $40,000,000. The policies represent a combination of term and whole life intended to provide for level premium expense to the Company aggregating approximately $865,000 per year. Contemporaneously with the purchase of these policies, the Company entered into an agreement with Mr. and Mrs. Jones (individually and as the trustees of their respective revocable trusts holding shares of the Company's Common Stock).

Pursuant to such agreement, at the time of death of the second to die of Mr. or Mrs. Jones, their estates or the successor trustees of their trusts or any beneficiary of such trust receiving a distribution of shares of the Company's Common Stock is given the option to require the Company to repurchase shares of the Company's Common Stock. The purchase price applicable to any such repurchase will equal the average closing price for such stock for the ten days preceding the date of death giving rise to the option.

         The option may only be exercised by notice given not earlier than seven nor later than eight months after the date of death giving rise to the option and any resulting repurchase shall be made within thirty days of such notice of exercise. The agreement limits the Company's obligation to effect such repurchases to the amount of the insurance proceeds received by the Company pursuant to the policies, but provides that the Company may not borrow against cash values in the policies or cancel the insurance without the consent of Mr. and Mrs. Jones. Mr. and Mrs. Jones have agreed with the Company that in the event of any termination of the policies under the circumstances in which the Company does not recover in full its premium costs, they will reimburse such unrecovered costs to the Company. The Company believes that such insurance and the application of the proceeds to the repurchase of shares of the Company's Common Stock as provided in the agreement, will work to reduce any negative impact on the Company and the market for its Common Stock arising from the deaths of Mr. and Mrs. Jones.

         Related Party Transactions. Edward A. Chod, a director of the Company, is a principal in the law firm of Greensfelder, Hemker & Gale, P.C., which firm has served as counsel to the Company since 1982. The amount of legal fees paid by the Company to Greensfelder, Hemker & Gale, P.C. during the fiscal year ended December 31, 1998 did not exceed five percent (5%) of such firm's gross revenues for its applicable fiscal year.

                                  OTHER MATTERS

         The Board knows of no other matters which may come before the Annual Meeting. If any matters other than those referred to above should properly come before the Annual Meeting, the persons designated by the Board to serve as proxies intend to vote such proxies in accordance with their best judgment.


                              SHAREHOLDER PROPOSALS

         Under the SEC's proxy rules, any shareholder proposal to be presented at the Company's annual meeting of shareholders to be held in the year 2000 must be received by the Company at its principal executive offices no later than December 18, 1999 for inclusion in the Company's Proxy Statement and form of proxy relating to such annual meeting. In addition, under the SEC's proxy rules, proposals which shareholders of the Company intend to present at the Company's annual meeting of shareholders to be held in year 2000 must be received by the Company no later than March 3, 2000 to be presented at such annual meeting. If a shareholder delivers any such proposal to the Company after March 3, 2000, any proxies received by the Board of Directors from shareholders in response to its solicitation will be voted by the Company's designated proxies in their discretion on such matter, regardless of whether specific authority to vote on such matter has been received from the shareholders submitting such proxies.

         Each proposal submitted should be accompanied by the name and address of the shareholder submitting the proposal, the number of shares of Common Stock owned of record or beneficially and the date on which such shares were acquired. If the proponent is not a shareholder of record, proof of beneficial ownership should also be submitted. All proposals must be a proper subject for action and comply in all respects with the rules and regulations of the SEC.

                        AVAILABILITY OF ANNUAL REPORT TO
                       SECURITIES AND EXCHANGE COMMISSION

         UPON RECEIPT OF A WRITTEN REQUEST, WITHOUT CHARGE, THE COMPANY WILL PROVIDE ANY BENEFICIAL OWNER OF THE COMMON STOCK (AS OF THE RECORD DATE) WITH A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) FILED WITH THE SEC FOR THE COMPANY'S MOST RECENT FISCAL YEAR. A BENEFICIAL OWNER WHO IS NOT A RECORD OWNER AS OF THE RECORD DATE SHOULD INCLUDE IN SUCH A REQUEST A REPRESENTATION THAT THE INDIVIDUAL OR ENTITY WAS A BENEFICIAL OWNER AS OF THE RECORD DATE. PLEASE DIRECT ALL REQUESTS TO:

                           Judith A. Jones, Secretary
                            JONES PHARMA INCORPORATED
                                 1945 Craig Road
                                 P.O. Box 46903
                            St. Louis, Missouri 63146



                                          By Order of the Board of  Directors of
                                          JONES PHARMA INCORPORATED


                                          Judith A. Jones
                                          Secretary

April 9, 1999

PROXY

                            JONES PHARMA INCORPORATED
             PROXY FOR ANNUAL MEETING OF SHAREHOLDERS--MAY 17, 1999
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

         The undersigned hereby appoints JUDITH A. JONES and DENNIS M. JONES, and each of them, proxy, with full power of substitution, to vote all the shares the undersigned is entitled to vote at the Annual Meeting of Shareholders of JONES PHARMA INCORPORATED to be held in the Amphitheater at the Ritz-Carlton Hotel, 100 Carondelet Plaza, Clayton, Missouri, on May 17, 1999 at 3:30 p.m., and at any adjournment or postponement thereof, and to take action on the proposal listed hereon and any other business that may lawfully come before the meeting, hereby revoking all proxies as to said shares heretofore given by the undersigned and ratifying and confirming all that said proxy may lawfully do by virtue hereof.

         UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL LISTED BELOW: IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

         In his/her discretion, each proxy is authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

         PROPOSAL 1--Election of Directors

|_|  FOR all nominees listed below.    |_|  WITHHOLD AUTHORITY for all nominees.

TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE OR NOMINEES, LINE THROUGH OR STRIKE OUT THE NOMINEE'S NAME OR NOMINEES' NAMES BELOW:

 J. Hord Armstrong, III, Michael T. Bramblett, Edward A. Chod, G. Andrew Franz, Dennis M. Jones, Judith A. Jones, David A. McLaughlin, L. John Polite, Jr.,
                            Thomas F. Patton, Ph.D.

        The Board of Directors Recommends a Vote FOR all nominees listed.

















                             Form of Proxy Card - 1

         The shares represented by this proxy will be voted as directed by the Shareholder. If no direction is given when the duly executed proxy is returned, such shares will be voted FOR the nominees for director.

Date                        , 1999
     -----------------------
                                            ----------------------------------
                                                        Signature

                                            ----------------------------------
                                                 Signature if held jointly

                                            Please date and sign as your name
                                            appears above and return in the
                                            enclosed envelope. If acting as
                                            attorney, executor, administrator,
                                            trustee or guardian, you should so
                                            indicate when signing. If the signor
                                            is a corporation, please sign the
                                            full corporate name, by duly
                                            authorized officer. If shares are
                                            held jointly, each shareholder named
                                            should sign.



























                             Form of Proxy Card - 2